UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2023
____________________________
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware		001-38108	82-5134717
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer Identification No.)

780 Johnson Ferry Road NE	Atlanta	GA	30342
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code		(404)	949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001 per share	CMLS	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Board of Directors (the “Board”) of Cumulus Media Inc. (the “Company”), previously approved, subject to stockholder approval, an amendment and restatement (the “Amendment”) to the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”). The Company's stockholders approved the Amendment at the Company's 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on April 26, 2023. Pursuant to the Amendment, among other things, the number of shares of Class A common stock reserved for issuance under the Plan was increased by 700,000 shares. A detailed summary of the material terms of the Plan appears under the caption “Proposal 4 -Approval of the Amendment and Restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan” in the Company's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 23, 2023, which description is incorporated by reference herein.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the full text of the Plan, as amended and restated by the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on April 26, 2023. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mary G. Berner	8,406,977	4,458,533	2,547,897
Matthew C. Blank	9,424,744	3,440,766	2,547,897
Thomas H. Castro	8,087,202	4,778,308	2,547,897
Deborah A. Farrington	10,587,356	2,278,154	2,547,897
Joan Hogan Gillman	9,383,042	3,482,468	2,547,897
Andrew W. Hobson	10,618,323	2,247,187	2,547,897
Brian G. Kushner	9,856,652	3,008,858	2,547,897

As a result of the foregoing vote, each of the seven listed nominees were elected to serve as directors of the Company until the Company’s next annual meeting of stockholders and until their successors are elected and qualified.

Proposal No. 2 (Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers):

Votes For	Votes Against	Abstain	Broker Non-Votes
6,710,589	6,135,879	19,042	2,547,897

As a result of the foregoing, the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers was approved.

Proposal No. 3 (Proposal to approve, on an advisory basis, the frequency of future advisory shareholder votes on the compensation paid to the Company's named executive officers):

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,030,840	3,714	796,830	34,126	2,547,897

As a result of the foregoing, the proposal to approve, on an advisory basis, a frequency of one year for future advisory shareholder votes on the compensation paid to the Company's named executive officers was approved.

Proposal No. 4 (Proposal to approve an amendment and restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan):

Votes For	Votes Against	Abstain	Broker Non-Votes
9,745,339	3,104,267	15,904	2,547,897

As a result of the foregoing, the proposal to approve an amendment and restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan was approved.

Proposal No. 5 (Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023):

Votes For	Votes Against	Abstain
15,271,971	64,104	77,332

As a result of the foregoing, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023 was approved.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan (as amended and restated as of April 26, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

		By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Executive Vice President, General Counsel and Secretary
Date:	April 27, 2023